EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of cbdMD, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Martin A. Sumichrast, Co-Chief Executive Officer, I, Raymond S. Coffman, Co-Chief Executive Officer, and I, T. Ronan Kennedy, Chief Financial Officer, of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

May 12, 2021	/s/ Martin A. Sumichrast Martin A. Sumichrast, Co-Chief Executive Officer, co-principal executive officer

May 12, 2021	/s/ Raymond S. Coffman Raymond S. Coffman, Co-Chief Executive Officer, co-principal executive officer

May 12, 2021	/s/ T. Ronan Kennedy T. Ronan Kennedy, Chief Financial Officer, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.